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                                  May 13, 1999


MyPoints.com, Inc.
565 Commercial Street, 4th Floor
San Francisco, CA 94111

         Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-1 to be filed by you with the Securities and Exchange Commission (the "Commission") on or about May 13, 1999 (as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 5,750,000 shares of your Common Stock, par value $0.001 per share (the "Shares"). The Shares, which include up to 750,000 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters (the "Underwriters"), are to be sold to the Underwriters as described in such Registration Statement for sale to the public. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with the sale of the Shares.

         Based on the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or that we, as your counsel, contemplate to be taken prior to the issuance of the Shares and upon completion of the proceedings taken in order to permit such transactions to be carried out in accordance with the securities laws of various states where required, including approval by the pricing committee duly authorized by the MyPoints.com, Inc. Board of Directors, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospects constituting a part thereof, which has been approved by us, as such may be further amended or supplemented, or incorporated by reference in any Registration Statement relating to the prospectus filed pursuant to Rule 462(b) of the Act.

                                  Sincerely,

                                  WILSON SONSINI GOODRICH & ROSATI
                                  Professional Corporation

                                  /s/ Wilson Sonsini Goodrich & Rosati